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                                                                   EXHIBIT 32(b)

                                 CERTIFICATIONS

I, Alan E. Zeffer, certify that:

     1.     I have reviewed this annual report on Form 10-K of WRP Corporation;

     2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

     3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

     4. Based on my knowledge, the Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 14, 2003, WRP Corporation and to which this certification is appended (the "Periodic Report") fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934, and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operation of WRP Corporation.

Date:  October 14, 2003                         /s/  Alan E. Zeffer
                                                ------------------------------

                                                Alan E. Zeffer

                                                Title: Chief Financial Officer